EXHIBIT 21
NEWELL RUBBERMAID INC. AND SUBSIDIARIES
SIGNIFICANT SUBSIDIARIES

STATE OR JURISDICTION OF
NAME	ORGANIZATION
Berol Corporation	Delaware

Calphalon Corporation	Ohio

Goody Products, Inc.	Delaware

Graco Children’s Products, Inc.	Delaware

Imaco, Inc.	North Carolina

Irwin Industrial Tool Company	Delaware

The Little Tikes Company	Ohio

LJT Industries, Inc.	Georgia

Marsty Holdings, Inc.	Delaware

Marsty LLC	Delaware

Newell Bloomsbury Co.	New Jersey

Newell Finance Co.	Delaware

Newell Holdings Spain, Inc.	Delaware

Newell Investments Inc.	Delaware

Newell Ireland Finance, LLC	Illinois

Newell Operating Company	Delaware

Newell Window Furnishings, Inc.	Delaware

Rubbermaid Europe Holding Inc.	Delaware

Rubbermaid Incorporated	Ohio

Rubbermaid Texas Limited	Texas

Rubfinco Inc.	Delaware

Sanford Investment Company	Delaware

Sanford L.P.	Illinois

Sanford Brands Venezuela L.L.C.	Delaware

Irwin Industrial Tool Company Pty, Ltd.	Australia

Newell Australia Pty, Ltd.	Australia

Dymo Holdings SPRL	Belgium

Newell Holdings Brasil Ltda.	Brazil

Irwin Industrial Tool Ferramentas do Brasil, Ltda.	Brazil

Newell Industries Canada Inc.	Canada

NR Capital Co.	Canada

NR Investment Co.	Canada

Newell Sanford S.A.	Colombia

Berol Pen Company	North Carolina

Ember Investment Corporation	Delaware

Furth Corporation	Delaware

Loral Corporation	Delaware

Terbal Corporation	Delaware

Newell Rubbermaid Caymans Finance Co.	Cayman Islands

Irwin Industrial Tool Company A/S	Denmark

Newell Investments France SAS	France

Newell Rubbermaid SARL	France

Newell SAS	France

Newell Window Fashions France SA	France

Rubbermaid France SAS	France

Rubbermaid France SNC	France

Rubbermaid/Irwin Europe SAS	France

Sanford Ecriture SAS	France

STATE OR JURISDICTION OF
NAME	ORGANIZATION

Waterman SAS	France

Gardinia Home Décor GmbH	Germany

Irwin Industrial Tools GmbH	Germany

Sanford GmbH	Germany

Newell Ireland	Ireland

Newell Window Fashions Italy SRL	Italy

Sanford Italy SRL	Italy

Newell Luxembourg Finance SARL	Luxembourg

Newell Rubbermaid Luxembourg SARL	Luxembourg

Newell Mauritius Holding Company	Mauritius

Amerock Hardware Systems de Mexico	Mexico

Berol S. de R.L. de C.V.	Mexico

Comercial Berol S. de R.L. de C.V.	Mexico

Newell Window Furnishings de Mexico	Mexico

Rubbermaid de Mexico S.A. de C.V.	Mexico

Newell Rubbermaid Nederland BV	Netherlands

Newell Rubbermaid Shared Services Europe	Netherlands

Newell Tools Netherlands BV	Netherlands

Rubbermaid BV	Netherlands

Newell Rubbermaid Poland S.A.	Poland

Newell Iberia SA	Spain

Sanford Stationery Company Limited	Thailand

Berol Limited	United Kingdom

Newell Holdings Limited	United Kingdom

Newell Limited	United Kingdom

Newell (1995) Limited	United Kingdom